UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2017

BANC OF CALIFORNIA, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 10, 2017, the Board of Directors (the “Board”) of the Company approved Amendment No. 3 to the Company’s Fourth Amended and Restated Bylaws (the “Bylaw Amendment”), effective immediately. The Bylaw Amendment extends the original period of time by 60 days that stockholders may submit proposals to be presented in connection with the 2017 annual meeting of stockholders of the Company, including any nomination or proposal relating to the nomination of a director to be elected to the Board.

A copy of the Bylaw Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the Bylaw Amendment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amendment No. 3 to the Fourth Amended and Restated Bylaws of Banc of California, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

Date: January 13, 2017	By:	/s/ John C. Grosvenor
	Name:	John C. Grosvenor
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment No. 3 to the Fourth Amended and Restated Bylaws of Banc of California, Inc.